EXHIBIT 99.1

STEPHEN BOOKBINDER DEPARTS ESPEED

New York, April 11, 2005 - eSpeed, Inc. (Nasdaq: ESPD), a leading developer of electronic marketplaces and trading technology, today announced that following a mutual decision, Stephen Bookbinder, Senior Managing Director and Head of Sales, will leave the firm to pursue other opportunities. The Company intends to search for a replacement. In the interim, eSpeed Sales will be overseen by Paul Saltzman, Chief Operating Officer.

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world's largest government bond markets and other fixed income and equities marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial and non-financial products over eSpeed's global private network or via the Internet. eSpeed's neutral platform, reliable network, straight-though processing and superior products make it the trusted source for electronic trading at the world's largest fixed income and foreign exchange trading firms and major exchanges. To learn more, please visit www.espeed.com.

Media Contact:
Michael Geller
eSpeed, Inc.
212-610-2430
mgeller@espeed.com

Investor Contact
Kim Henneforth
eSpeed, Inc.
212-610-2433
khenneforth@espeed.com